Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-213158, 333-231525, 333-239257, 333-264934, 333-276390 and 333-279837 on Form S-8 and Registration Statement No. 333-278284 on Form S-3 of Forum Energy Technologies, Inc. of our report dated June 6, 2024, relating to the financial statements of Variperm Holdings Ltd. appearing in this Current Report on Form 8-K of Forum Energy Technologies, Inc. dated June 10, 2024.

/s/ Deloitte LLP
Chartered Professional Accountants

Calgary, Canada
June 10, 2024